                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the Annual Report of Integral Systems Inc. on Form 10-K for the fiscal year ended September 30, 2001 of our report dated November 21, 2001, with respect to the consolidated financial statements of Integral Systems, Inc. and its subsidiaries as of September 30, 2001 and 2000, and for each of the three years in the period ended September 30, 2001, and we hereby consent to the incorporation by reference of such report in the Registration Statements of Integral Systems, Inc. on Form S-3 (Nos. 333-48790, 333-31306 and 333-82499) and in the Registration Statement of Integral Systems, Inc. on Form S-8 (No. 333-61559).



                                       /s/ Rubino & McGeehin, Chartered
                                           ----------------------------
                                           Rubino & McGeehin, Chartered
                                           Certified Public Accountants





Bethesda, Maryland
December 20, 2001